Form of Performance Share Award Granted to the
Company’s Chairman of the Board and Executive Officers
AMENDED AND RESTATED PERFORMANCE SHARE AWARD AGREEMENT
UNDER THE CARE INVESTMENT TRUST INC. EQUITY PLAN

Name of Grantee:	[•]

Target Award:	[•] Performance Shares (the “Target Award”)

Performance Award Period:	From the Grant Date to and including December 31, 2010, subject to earlier completion in the event of a Liquidity Event (as defined herein) prior to December 31, 2010 (the “Award Period”)

Grant Date:	December 10, 2009 (the “Grant Date”)
     This Amended and Restated Performance Share Award Agreement (the “Agreement”), dated as of February 23, 2010, is between Care Investment Trust Inc., a Maryland corporation (the “Company”), and you, the Grantee named above, as an employee of CIT Healthcare LLC, the manager of the Company pursuant to a management agreement (the “Manager”), and amends and restates the original terms of the Agreement dated as of December 10, 2009.
     The Company wishes to award to you performance shares (“Performance Shares”) on the terms and conditions set forth in this Agreement and in the Care Investment Trust Inc. Equity Plan (the “Plan”). Capitalized terms that are used in this Agreement and that are not defined herein shall have the meanings set forth in the Plan.
     Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:
     1. Award of Performance Shares.
     The Company hereby awards to you, effective as of the Grant Date, the Performance Shares, which represent the opportunity to receive shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”). The purpose of this Agreement is to incentivize you to identify, negotiate and lead to completion one or more transactions (each as approved by the Company’s Board of Directors (the “Board”)) that results in a Liquidity Event (as defined in Section 1(a) below) for the Company’s stockholders during the Award Period. The number of shares of Common Stock issuable, if any, under Section 3 below as of the end of the Award Period will be calculated under Section 2 below based upon the aggregate Net Proceeds (as defined in Section 1(d) below) received by the stockholders (or, as discussed below, to be received by the stockholders at the closing of any applicable transaction) during the Award Period.
     (a) A “Liquidity Event” shall mean the first to occur of either: (i) the consummation of a merger or other business combination transaction that results in the disposition of all of the issued and outstanding equity securities of the Company in exchange for cash, Freely-Tradable Public Securities or both, (ii) the consummation of a tender offer made directly to the Company’s stockholders either by the Company or by a third party for at least a majority of the Company’s issued and outstanding Common Stock, or (iii) the declaration of aggregate Distributions (as defined in Section 1(b) below) by the Company’s Board equal to or exceeding $8.00 per share. If the Company makes Distributions during the Award Period that do not equal or exceed $8.00 per share in the aggregate, the Performance Shares shall settle at the end of the Award Period pursuant to Sections 2 and 3 below (absent the occurrence of a separate Liquidity Event described in (i) or (ii) above). To the extent that multiple events are jointly approved by the Board as a combination or series of related events and/or transactions, such events and/or transactions shall collectively be deemed to constitute a single “Liquidity Event.”
     (b) “Distributions” shall mean any cash distributions declared (including those declared but not yet paid) in respect of the Company’s Common Stock for any reason during the Award Period, including, but not limited to, regular or quarterly distributions, special distributions and liquidating distributions.
     (c) “Freely-Tradable Public Securities” shall mean securities that are (i) of a class that is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are either listed and qualified for trading on the New York Stock Exchange or the NASDAQ National Market, (ii) issued in a transaction that was registered under the Securities Act of 1933, as amended (the “Securities Act”), and, in the case of “affiliates” (as such term is defined in the Securities Act), are subject to a resale registration statement under the Securities Act, (iii) not subject to any restrictions on transfer (including, but not limited, to any holding requirements) and (iv) issued by a company that is then current in its reporting obligations under the Exchange Act.
     (d) “Net Proceeds” means the aggregate amount of Distributions and/or the amount of cash consideration and the fair market value of any Freely-Tradable Public Securities received by the Company’s stockholders in connection with a Liquidity Event. The fair market value of any Freely-Tradable Public Securities received as consideration in a Liquidity Event shall be determined by the Board in good faith. “Net Proceeds” shall not include (i) any amounts of consideration to be paid to the Company or its stockholders in connection with a Liquidity Event that are contingent upon events or performance occurring after the closing date of the transaction, including amounts of consideration subject to an escrow agreement, a purchase price adjustment or to indemnity claims (each such contingent amount is referred to herein as a “Contingent Consideration Amount”) and (ii) any amounts of consideration to be paid to the Company or its stockholders in connection with a Liquidity Event other than cash or Freely-Tradable Public Securities (each such amount is referred to herein as an “Illiquid Consideration Amount”). However, the Board, in its sole and absolute discretion for any or no reason, may at any time prior to, or at the time of, a Liquidity Event determine that Net Proceeds for all purposes of this Agreement shall include all or any portion of each Contingent Consideration Amount, Illiquid Consideration Amount or both, that is actually received by the Company’s stockholders thereafter on such terms as it deems appropriate without violating the payment requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
     2. Determination of Number of Shares of Common Stock Earned.
     If the Net Proceeds are less than $7.50 per share, then the Grantee shall receive 50% of the Target Award, or [•] shares of Common Stock.

     If the Net Proceeds are greater than or equal to $7.50 per share and less than or equal to $7.99 per share, then the Grantee shall receive the Target Award, or [•] shares of Common Stock.
     If the Net Proceeds are equal to or exceed $8.00 per share, then the Grantee shall receive 200% of the Target Award, or [•] shares of Common Stock, and the Award Period shall be deemed completed in full.
     3. Issuance of Shares.
     Subject to Section 4 of this Agreement, the Performance Shares earned under Section 2 of this Agreement will be converted into the appropriate number of shares of Common Stock and will be issued to you as soon as reasonably practicable following the completion of the Award Period. Assuming the Grantee is still [•] of the Company at such time, the Award Period shall be deemed completed in full as of the date on which all conditions to the closing of a Liquidity Event described in Sections 1(a)(i) or (ii) above have been satisfied (other than conditions to closing which by their nature are to be satisfied on the closing date of such Liquidity Event) and the number of Performance Shares earned shall be calculated as of such time in accordance with Section 2 above and shares of Company Common Stock shall be issued to the Grantee in accordance with Section 2 above prior to the closing of such Liquidity Event and in sufficient time for such shares to be included in such Liquidity Event.
     4. Termination of Employment.
     (a) If your position as [•] of the Company is terminated by the Board for “cause” (as defined in subsection (c) below) or by you prior to the end of the Award Period, all Performance Shares will be automatically forfeited upon such termination without any consideration due to you.
     (b) If your position as [•] of the Company is terminated for any reason other than as set forth in subsection (a) above prior to the end of the Award Period, you shall be entitled to a pro-rata percentage of the Performance Shares that would otherwise be payable if you had continued as [•] of the Company until the end of the Award Period, rounded up to the nearest whole share. The “pro-rata percentage” shall be equal to 100% multiplied by a fraction, the numerator of which is the number of fully completed months of service with the Company since the Grant Date (including December 2009 as a fully completed month) through the date of your termination, and the denominator of which is the number of months in the Award Period (including the month in which the Award Period is deemed to have been completed).
     (c) For purposes of this Agreement, “cause” shall mean that the Board, acting in good faith after consultation with the Manager, determines that you have engaged in or committed: willful misconduct; gross negligence; theft, fraud or other illegal conduct; refusal or unwillingness to perform your duties; sexual harassment; any willful act that has the effect of injuring the business of the Company; violation of any fiduciary duty; or breach of any term of this agreement.
     5. Effect of a Change in Control.
     In the event of any “Change in Control” other than a Liquidity Event, assuming the Grantee is still [•] of the Company, the Award Period shall be deemed completed in full as of the effective time of such Change in Control, and the Target Award shall be issued to the Grantee in accordance with Section 3 above. For purposes of this Agreement, notwithstanding the definition of “Change in Control” in Section 2(E)(IV) of the Plan, stockholder approval of a plan of liquidation shall not constitute a “Change in Control.”
     6. Effect of Termination of Management Agreement.
     If the management agreement between the Company and the Manager is terminated or not renewed other than for Cause (as such term shall be defined in the management agreement), provided that you are then employed by the Manager and occupy the position of [•] of the Company, the Award Period shall be deemed completed in full as of the effective time of such termination or non-renewal and the Performance Shares shall be converted into shares of Common Stock in accordance with Section 3 of this Agreement. If the management agreement is terminated or not renewed for Cause (as such term shall be defined in the management agreement) prior to the end of the Award Period, all Performance Shares shall be automatically forfeited without any consideration due to you.
     7. Transfer Restrictions.
     Notwithstanding anything to the contrary in this Agreement, the Performance Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by you.
     No transfer by will or the applicable laws of descent and distribution of any shares of Common Stock which are issuable to you upon settlement of the Performance Shares by reason of your death shall be effective to bind the Company unless the Committee administering the Plan shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.
     8. Distributions and Adjustments.
     (a) If there is any change in the number or character of the Common Stock of the Company without additional consideration paid to the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or otherwise), the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable, adjust the number of Performance Shares subject to this Agreement accordingly, in its sole discretion. Any fractional Performance Shares resulting from an adjustment under this Section 8(a) shall be rounded down to the nearest whole unit.
     (b) Distributions payable on the Company’s Common Stock, if any, (other than stock dividends or other distributions described in Section 8(a) above) will accrue for your benefit (without interest) during the Award Period without duplication. Accrued amounts under this Section 8(b) on a Performance Share shall be paid to you upon settlement of your Performance Share award under Section 3 above. Accrued Distributions on a Performance Share shall be forfeited immediately upon the forfeiture of such Performance Share under Section 4 above.

     9. Taxes.
     (a) You acknowledge that you will consult with your personal tax advisor regarding the federal, state and local tax consequences of the grant of the Performance Shares, payment of dividend equivalents on the Performance Shares (if any) and the issuance of shares of Common Stock to you in settlement of the Performance Shares and any other matters related to this Agreement. You are relying solely on your advisors and not on any statements or representations of the Company or any of its agents. You understand that you are responsible for your own tax liability that may arise as a result of this grant or any other matters related to this Agreement.
     (b) In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all income and payroll taxes, which are your sole and absolute responsibility, are withheld or collected from you at the minimum required withholding rate.
     (c) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, you may elect to satisfy any applicable tax withholding obligations arising from the settlement of the Performance Shares (including property attributable to the Performance Shares described in Section 8(b) above) by:
          (i) delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company),
          (ii) having the Company withhold a portion of the shares of Common Stock to be issued to you in settlement of the Performance Shares having a Fair Market Value equal to the minimum tax withholding amount for such taxes, or
          (iii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the minimum tax withholding amount for such taxes. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share of Common Stock. Your election must be made on or before the date that the amount of tax to be withheld is determined.
     10. Liquidating Trust. In the event that the Company elects to form a liquidating trust, distribute any or all of its assets into such liquidating trust and cancel all of its issued share capital, the Company agrees to cause the liquidating trust to assume the obligations created by this Agreement and provide you with a replacement award that provides equal rights and obligations as those embodied in this Agreement.
     11. General Provisions.
     (a) Interpretations. Unless otherwise specified herein, this Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee, and such determination shall be final, conclusive and binding upon all parties in interest.

     (b) Securities Matters. The Company shall not be required to issue or deliver any shares of Common Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
     (c) Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
     (d) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
     (e) Section 409A. The Performance Shares granted hereunder are intended to be exempt from Section 409A of the Code as a “short-term deferral” and this Agreement shall be interpreted consistent with this intention. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if this Agreement becomes subject to and violates Section 409A or could cause you to incur any tax, interest or penalties under Section 409A, the Board or the Committee, as applicable, may, in its sole discretion, and without your consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A, or to avoid the incurrence of any taxes, interest and penalties under Section 409A, and/or (ii) maintain to the maximum extent practicable, the original intent and economic benefit to you of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A. This Section 11(e) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Performance Shares or shares of Common Stock distributed hereunder will not be subject to taxes, interest and penalties under Section 409A.
     (f) Rights as a Stockholder. You shall have no rights as a stockholder of the Company with respect to any Performance Shares covered by this Agreement until the shares of Common Stock are issued to you in respect of the Performance Shares.
     (g) Governing Law. The internal law, and not the law of conflicts, of the State of Maryland will govern all questions concerning the validity, construction and effect of this Agreement.
     (h) Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:
Care Investment Trust Inc.
c/o CIT Healthcare LLC
505 Fifth Avenue, 6th Floor
New York, New York 10017
Attn: Chief Financial Officer
     (i) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.
     (j) American Recovery and Reinvestment Act of 2009. This equity award shall be deemed void ab initio to the extent it is determined to be in violation of the American Recovery and Reinvestment Act of 2009 or any regulations adopted thereunder.
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IN WITNESS WHEREOF, the Company by one of its duly authorized officers has executed this Agreement as of the day and year first above written.

CARE INVESTMENT TRUST INC.
By: